Exhibit 99.1

Contact:

Ron Albrecht, Chief Financial Officer
Innovative Solutions & Support, Inc.
610-646-0350

Innovative Solutions & Support, Inc. Announces First Quarter Fiscal 2013 Financial Results

Revenue up 35%, Net Income Increases over $660,000 from year ago

New Orders Total $16 Million, Increasing Backlog Sequentially $10 Million for the Quarter

EXTON, Pa.—January 23, 2013—Innovative Solutions & Support, Inc. (NASDAQ: ISSC) today announced its financial results for the first quarter of fiscal 2013, ended December 31, 2012.

For the first quarter, the Company reported revenue of $6.5 million, a 35 percent increase compared to the first quarter fiscal 2012 revenue of $4.8 million. The Company reported first quarter 2013 net income of $318,000, or $0.02 per diluted share, compared to a loss of $343,000, or ($0.02) per fully diluted share, in the same quarter a year ago.

Geoffrey Hedrick, Chairman and Chief Executive Officer of Innovative Solutions & Support, Inc. (“ISSC”) said, “The year is off to a strong start, with 35 percent revenue growth leading to our fourth consecutive profitable quarter.  New orders totaled over $16 million in the quarter, which increased backlog by nearly $10 million over the last three months. The majority of the orders are related to strategically important new products.  These results reflect our strategy of growth through a combination of near term orders for existing products and simultaneous investment in new capabilities that build upon our proprietary technology to develop new opportunities for us across our various commercial air transport, general aviation, and military markets.  Over the course of this year, we expect R & D spending to remain elevated and gross margins to reflect a higher mix of Engineering Modification and Development (“EMD”)

contracts as we focus on completing programs that will enable us to bring new products to market.  Despite the continuing high level of engineering spend on EMD programs and IR&D, we expect to remain profitable.  We are progressing toward the next phase of our growth strategy, as we begin a transition from new product development to production orders.”

In December 2012, the Company paid a special cash dividend of $1.50 per share, or an aggregate payment of approximately $25 million. At December 31, 2012, the Company had $17 million in cash and no debt.

First Quarter orders of $16.3 million, backlog increases by 50%

Orders were $16.3 million in the first quarter and backlog was approximately $29.4 million at December 31, 2012, up almost $10 million over the last three months from $19.7 million at September 30, 2012.  Backlog includes only modest levels of potential future sole-source production orders from products currently in development under the Company’s EMD contracts.

Shahram Askarpour, President of ISSC, commented, “The first quarter was noteworthy from both a strategic and operational perspective.  We booked over $16 million in new business, including production orders for near-term delivery and orders for new products.  These orders include a $4 million military contract to provide the Company’s integrated suite of avionics for the C-130 and L-100 aircraft, and an order from Eclipse Aerospace, Inc. for an initial fifty ship sets of our advanced avionics suite.  Strategically, we will be providing a first-of-its-kind military application of our flight management system and Beta 3 GPS receivers that provide RNP (Required Navigational Performance) and LPV (Localizer Performance with Vertical Guidance) capabilities.   Operationally, these new contracts include initial orders for the more profitable sole source production of products developed under our EMD programs.  We are focused on increasing shareholder value by remaining dedicated to serving customers by improving aircraft performance with dependable, high-quality products that offer competitively priced, enhanced functionality.”

Business Outlook

Mr. Hedrick concluded that, “For the fiscal year ending September 30, 2013, we expect to increase sales and generate a profit, which would represent our fifth consecutive profitable year. Our ability to provide specific targets and ranges remains difficult in the present economic climate; however, we are optimistic about results for 2013. We continue to project that 2013 sales will increase over 2012 sales; however, the continued high investment in lower margin EMD programs and IR&D will constrain the growth of operating income. We will provide additional commentary during our earnings conference call.”

Conference Call

The Company will be hosting a conference call January 24, 2013 at 10:00 AM ET to discuss these results and its business outlook. Those planning to dial in to the call should dial the following number and register their names and company affiliations: 877-883-0383, and enter the PIN Number 0070901. The call will also be carried live on the Investor Relations page of the Company web site at www.innovative-ss.com.

About Innovative Solutions & Support, Inc.

Headquartered in Exton, Pa., Innovative Solutions & Support, Inc. (www.innovative-ss.com) is a systems integrator that designs and manufactures flight guidance and cockpit display systems for Original Equipment Manufacturers (OEM’s) and retrofit applications. The company supplies integrated Flight Management Systems (FMS) and advanced GPS receivers for precision low carbon footprint navigation.

Certain matters contained herein that are not descriptions of historical facts are “forward-looking” (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those discussed in filings made by the Company with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflects management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Innovative Solutions and Support, Inc.
Consolidated Balance Sheet
(unaudited)

	December 31,	September 30,
	2012	2012
ASSETS
Current Assets
Cash and cash equivalents	$17,027,886	$42,977,501
Accounts receivable, net	4,238,626	3,978,512
Inventories	3,467,694	3,801,547
Deferred income taxes	1,683,578	1,588,162
Prepaid expenses and other current assets	3,669,728	2,031,644
Total current assets	30,087,512	54,377,366
Property and equipment, net	7,151,650	7,214,378
Non-current deferred income taxes	697,805	846,887
Other assets	145,400	158,600
Total Assets	$38,082,367	$62,597,231

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$779,288	$1,139,464
Accrued expenses	2,609,028	2,723,812
Deferred revenue	1,161,532	1,426,552
Total current liabilities	4,549,848	5,289,828
Deferred income taxes	129,201	128,998
Other liabilities	77,376	98,002
Total Liabilities	4,756,425	5,516,828
Commitments and contingencies	—	—
Shareholders’ Equity
Preferred Stock, 10,000,000 shares authorized, $.001 par value, of which 200,000 shares are authorized as Class A Convertible stock. No shares issued and outstanding at December 31, 2012 and September 30, 2012	—	—
Common stock, $.001 par value: 75,000,000 shares authorized, 18,521,044 and 18,329,314 issued at December 31, 2012 and September 30, 2012, respectively	18,521	18,329
Additional paid-in capital	48,781,705	47,845,732
Retained earnings	4,915,307	29,605,236
Treasury stock, at cost, 1,756,807 and 1,756,632 shares at December 31, 2012 and September 30, 2012, respectively	(20,389,591)	(20,388,894)
Total Shareholders’ Equity	33,325,942	57,080,403
Total Liabilities and Shareholders’ Equity	$38,082,367	$62,597,231

Innovative Solutions and Support, Inc.
Consolidated Statement of Operations
(unaudited)

	Three months ended December 31,
	2012	2011

Sales	$6,536,734	$4,755,459

Cost of Sales	3,496,482	2,629,860

Gross Profit	3,040,252	2,125,599

Operating expenses:
Research and development	850,852	790,223
Selling, general and administrative	1,804,809	1,993,575
Total operating expenses	2,655,661	2,783,798

Operating income (loss)	384,591	(658,199)

Interest income	17,572	21,779
Interest expense	—	(237)
Other income	11,545	42,069

Income (loss) before income taxes	413,708	(594,588)

Income tax expense (benefit)	96,119	(251,609)

Net income (loss)	$317,589	$(342,979)

Net income (loss) per common share
Basic	$0.02	$(0.02)
Diluted	$0.02	$(0.02)

Weighted Average Shares Outstanding
Basic	16,613,122	16,721,494
Diluted	16,613,128	16,721,494